Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cimarex Energy Co.

Denver, Colorado

We hereby consent to the incorporation by reference in the Form S-8 constituting a part of this Registration Statement of our report dated June 7, 2013, relating to the financial statements and schedules of Cimarex Energy Co. 401(k) Plan, Inc. appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2012.

Anton Collins Mitchell LLP

May 22, 2014